UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 25, 2019

GCI LIBERTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38385	92-0072737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A Common Stock, par value $0.01 per share	GLIBA	The Nasdaq Stock Market LLC
Series A Cumulative Redeemable preferred stock, par value $0.01 per share	GLIBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On November 25, 2019, (the “Closing Date”), Broadband Holdco, LLC, a bankruptcy remote wholly owned subsidiary (“SPV”) of GCI Liberty, Inc. (the “Company”), entered into Amendment No. 2 to Margin Loan Agreement and Amendment No. 1 to Collateral Account Control Agreement (the “Second Amendment”), which amends SPV’s margin loan agreement, dated as of December 29, 2017, by and among JPMorgan Chase Bank, N.A., London Branch, as calculation agent and as administrative agent, and the lenders party thereto (as amended by that certain Amendment No. 1 to Margin Loan Agreement, dated as of October 5, 2018, the “Existing Margin Loan Agreement”, and the Existing Margin Loan Agreement, as amended by the Second Amendment, the “Margin Loan Agreement”). Pursuant to the Second Amendment, the lenders under the Existing Margin Loan Agreement have agreed to, among other things, extend the maturity date of the Margin Loan Agreement to December 29, 2021 (the “Maturity Date”) and provide commitments (the “Delayed Draw Commitments”) for a new delayed draw term loan facility in an aggregate principal amount of $300.0 million (the “Delayed Draw Term Loan Facility” and, the loans thereunder, the “Delayed Draw Term Loans”). The Delayed Draw Term Loan Facility established under the Margin Loan Agreement is in addition to the existing term loan facility (the “Term Loan Facility”) and revolving credit facility (the “Revolving Credit Facility”) under the Existing Margin Loan Agreement (the Term Loan Facility and Revolving Credit Facility, together with the Delayed Draw Term Loan Facility, the “Margin Loan Facilities” and the loans thereunder, the “Loans”). After giving effect to the Second Amendment, and the Interest True Up (as defined below) on the Closing Date, $800.0 million of Loans under the Term Loan Facility were outstanding, and $100.0 million of Loans under the Revolving Credit Facility were outstanding on the Closing Date. No borrowings under the Delayed Draw Term Loan Facility were made at the closing of the Second Amendment. The Second Amendment also amends certain terms and definitions in the Existing Margin Loan Agreement to provide for, among other things, an increase in the aggregate amount available under the Subordinated Revolving Note (as defined below) and an increase in the aggregate amount of Permitted Affiliate Investments under a Demand Promissory Note (each as defined below).
SPV is permitted to use the proceeds of the Loans for any purpose not prohibited under the Margin Loan Agreement, including, without limitation, (i) to make dividends and distributions, (ii) for the purchase of margin stock, (iii) to make investments not prohibited under the Margin Loan Agreement and/or (iv) otherwise for general corporate purposes, including, without limitation, for payment of interest and fees and other costs and expenses. On the Closing Date, SPV paid (i) all accrued and unpaid interest on the Loans outstanding under the Term Loan Facility and Revolving Credit Facility and (ii) all accrued and unpaid fees with respect to the Margin Loan Agreement (the “Interest True Up”).
After giving effect to the Second Amendment, the Loans will accrue interest at a rate equal to the 3-month LIBOR rate plus a per annum spread of 1.85%, subject to certain conditions and exceptions. Delayed Draw Term Loans shall be available to SPV from the Closing Date to the earlier of (i) the date that is the 364th calendar day after the Closing Date and (ii) the termination of all of the Delayed Draw Commitments. Undrawn commitments under the Revolving Credit Facility (the “Revolving Commitments”) shall be available to SPV from the Closing Date to but excluding the earlier of (i) the date that is one month prior to the Maturity Date and (ii) the date of the termination of such Revolving Commitments pursuant to the terms of the Margin Loan Agreement. As of the Closing Date, $100.0 million of Revolving Commitments were available. The obligations under the Margin Loan Facilities are secured by first priority liens on the shares of Series C common stock of Liberty Broadband Corporation owned by SPV and certain other cash collateral provided by SPV. In addition, the Delayed Draw Term Loan Facility, the Revolving Credit Facility and the Term Loan Facility are subject to the same affirmative and negative covenants and events of default.
The description of the Second Amendment set forth above is qualified in its entirety by reference to the Second Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
Item 8.01. Other Events
Substantially concurrently with SPV’s entering into the Second Amendment, SPV and the Company amended and restated that certain Master Revolving Subordinated Promissory Note (the “Subordinated Revolving Note” and, as amended and restated, the “A&R Subordinated Revolving Note”) to increase the amount available thereunder to $500.0 million and to amend certain subordination provisions therein, as set forth fully in the A&R Subordinated Revolving Note, under which SPV may continue to request and the Company has agreed to continue to advance, on a revolving basis from time to time loans to SPV.
Substantially concurrently with SPV’s entering into the Second Amendment, SPV and the Company entered into that certain Master Demand Promissory Note (the “Demand Promissory Note”) pursuant to which the Company may request and the SPV has agreed to advance, at its sole discretion and subject to certain terms and conditions on a revolving basis from time to time, up to $500.0 million in aggregate principal amount of loans to the Company (such loans, the “Permitted Affiliate Investment”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2019

GCI LIBERTY, INC.

By:     /s/ Craig Troyer_______________________
Name: Craig Troyer
Title: Senior Vice President and Assistant Secretary